EXHIBIT 23



    INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in Idaho Power Company's Registration Statement No. 33-51215 on Form S-3 and IDACORP, Inc.'s Registration Statement Nos. 33-56071 and 333-65157 on Form S-8 and Registration Statement Nos. 333-00139 and 333-64737 on Form S-3 of our reports dated January 29, 1999 on IDACORP, Inc. and Idaho Power Company, appearing in this Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 1998.





    DELOITTE & TOUCHE LLP

    Boise, Idaho
    March 19, 1999